As filed with the Securities and Exchange Commission on June 26, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-2123838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Menorat Hamaor St.

Tel Aviv, Israel 6744832

(Address of Principal Executive Offices; Zip Code)

InspireMD, Inc. 2013 Long-Term Incentive Plan

(Full title of the plan)

James Barry, Ph.D.

President and Chief Executive Officer

InspireMD, Inc.

4 Menorat Hamaor St.

Tel Aviv, Israel 6744832

(Name and address of agent for service)

(888) 776-6804

(Telephone number, including area code, of agent for service)

With a copy to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [  ]

Non-accelerated filer [X]

Smaller reporting company [X] Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	70,156	(2)	$3.53	(4)	$247,650.68	$30.02
Common Stock, $0.0001 par value	607,844	(3)	$3.53	(4)	$2,145,689.32	$260.06
Total	678,000		N/A		$2,393,340.00	$290.08

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, we are also registering an indeterminable number of shares of common stock that may be issued in connection with stock splits, stock dividends or similar transactions.

(2)	Represents shares of restricted stock issued under the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “Plan”), from the shares of common stock added to the Plan pursuant to the fourth amendment to the Plan, which increased the number of shares of common stock available for issuance under the Plan.

(3)	Represents shares of Common Stock added to the Plan pursuant to the fourth and fifth amendments to the Plan, which increased the number of shares of common stock available for issuance under the Plan, and that are reserved for issuance pursuant to future awards under the Plan.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the common stock as reported on the NYSE American on June 21, 2019.

EXPLANATORY NOTE

At the time the 2013 Long-Term Incentive Plan (the “Plan”) was adopted, we reserved a total of 5,000,000 shares of our common stock for issuance pursuant to awards granted under the Plan. Our board of directors amended the Plan on July 16, 2015, which amendment was approved by our stockholders on September 9, 2015, to increase the number of shares of common stock available for issuance pursuant to awards under the Plan by 4,700,000 shares, to a total of 9,700,000 shares of our common stock. On October 1, 2015, we effected a 1-for-10 reverse stock split of our common stock such that, after giving effect to the 1-for-10 reverse stock split, there were a total of 970,000 shares of our common stock reserved for issuance pursuant to awards under the Plan. On May 24, 2016, our stockholders approved the second amendment to the Plan to increase the number of shares of common stock available for issuance pursuant to awards under the Plan by 10,000,000 shares of common stock, to a total of 10,970,000 shares of common stock. On September 28, 2016, our stockholders approved the third amendment to the Plan to further increase the number of shares of common stock available for issuance pursuant to awards under the Plan by additional 6,300,000 shares of common stock, to a total of 17,270,000 shares of common stock. On October 7, 2016, we effected a 1-for-25 reverse stock split of our common stock such that, after giving effect to the reverse stock split, there were 690,800 shares of our common stock reserved for issuance pursuant to awards under the Plan. On February 7, 2018, we effected a 1-for-35 reverse stock split of our common stock such that, after giving effect to the reverse stock split, there were 19,737 shares of our common stock reserved for issuance pursuant to awards under the Plan. On October 24, 2018, our stockholders approved the fourth amendment to the Plan to further increase the number of shares of common stock available for issuance pursuant to awards under the Plan by an additional 8,900,000 shares of common stock, to a total of 8,919,737 shares of common stock. On March 21, 2019, our stockholders approved the fifth amendment to the Plan to (i) increase the number of shares of common stock available for issuance pursuant to awards under such Plan by 25,000,000 shares, to a total of 33,919,737 shares of common stock, and (ii) reflect certain changes to the U.S. Internal Revenue Code upon the enactment of the Tax Cuts and Jobs Act of 2017. On March 29, 2019, we effected a 1-for-50 reverse stock split of our common stock such that, after giving effect to the reverse stock split, a total of 678,395 shares of our common stock are reserved for issuance pursuant to awards under the Plan. When adjusted to give effect to the 1-for-10 reverse stock split, the 1-for-25 reverse stock split, the 1-for-35 reverse stock split and the 1-for-50 reverse stock split, as applicable, the first, second, third, fourth and fifth amendments to the Plan increased the number of shares of common stock available for issuance pursuant to awards under the Plan by 11 shares, 229 shares, 144 shares, 178,000 shares and 500,000 shares of our common stock, respectively.

This Registration Statement on Form S-8 of InspireMD, Inc. has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register:

●	70,156 shares of restricted stock granted under the fourth amendment to the Plan; and

●	607,844 shares of common stock issuable pursuant to the fourth and the fifth amendments to the Plan.

Except as otherwise set forth below, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2013 (File No. 333-188839), June 5, 2016 (File No. 333-196533) and June 5, 2017 (File No. 333-218499) are incorporated herein by reference as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this registration statement, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on February 19, 2019;

●	Our Quarterly Report on Form 10-K for the fiscal quarter ended March 31, 2019, filed with the Securities and Exchange Commission on May 13, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 11, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 14, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 22, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 24, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 6, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 7, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 21, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 28, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2019 (excluding information furnished pursuant to Item 7.01);

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 8, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 15, 2019; and

●	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on March 12, 2013, as updated or amended in any amendment or report filed for such purpose.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this amendment to the registration statement and prior to the effectiveness of such amendment (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into this registration statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation, as amended through September 30, 2015 (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2015)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011)
4.3	Certificate of Designation, Preferences and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2013)
4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 25, 2016)
4.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Quarterly Report on Form 10-Q filed on August 9, 2016)
4.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 29, 2016)
4.7	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 15, 2017)
4.8	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 29, 2017)
4.9	Certificate of Designation of Preferences, Rights and Limitation of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 4, 2017)
4.10	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 12, 2017)
4.11	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 22, 2017)
4.12	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on February 7, 2018)
4.13	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 1, 2018)
4.14	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 3, 2018)
4.15	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on July 5, 2018)
4.16	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 28, 2019)

4.17	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 2013)
4.18	Rights Agreement dated as of October 22, 2013 between InspireMD, Inc. and Action Stock transfer Corporation, as Rights Agent, including exhibits thereto (incorporated by reference to an exhibit to the Registration Statement on Form 8-A filed with Securities and Exchange Commission on October 25, 2013)
4.19	Form of Series B Warrant Agent Agreement and Form of Series B Warrant (incorporated by reference to Exhibit 4.3 to Amendment No.3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2017)
5.1*	Opinion of Haynes and Boone
23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
99.1	InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2013)
99.2	First Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 9, 2015)
99.3	Second Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 25, 2016)
99.4	Third Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 29, 2016)
99.5	Form of Incentive Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.6	Form of Nonqualified Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.3 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.7	Form of Restricted Stock Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.4 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.8	Form of Restricted Stock Unit Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.5 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.9	Form of Section 3(i) Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (Israeli) (incorporated by reference to Exhibit 99.6 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.10	Form of Section 102 Capital Gain Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (Israeli) (incorporated by reference to Exhibit 99.7 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.11	Form of Section 102 Capital Gain Restricted Stock Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (Israeli) (incorporated by reference to Exhibit 99.8 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.12	Form of Stock Option Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (European) (incorporated by reference to Exhibit 99.9 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.13	Form of Restricted Stock Award Agreement under the InspireMD, Inc. 2013 Long-Term Incentive Plan (European) (incorporated by reference to Exhibit 99.10 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.14	Form of Stock Option Award Agreement outside the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.11 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 5, 2014)
99.15	Fourth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 26, 2018)
99.16	Fifth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 21, 2019)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts on June 26, 2019.

InspireMD, Inc.

By:	/s/ James Barry
Name:	James Barry, Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of James Barry, Ph.D. and Craig Shore, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-8, to sign any and all additional registration statements relating to the same offering of securities as this registration statement, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Barry	President, Chief Executive Officer and Director	June 26, 2019
James Barry	(principal executive officer)

/s/ Craig Shore	Chief Financial Officer, Chief Administrative Officer Secretary and	June 26, 2019
Craig Shore	Treasurer (principal financial and accounting officer)

/s/ Paul Stuka	Chairman of the Board of Directors	June 26, 2019
Paul Stuka

/s/ Campbell Rogers	Director	June 26, 2019
Campbell Rogers, M.D.

/s/ Michael Berman	Director	June 26, 2019
Michael Berman

/s/ Thomas J. Kester	Director	June 26, 2019
Thomas J. Kester